Exhibit 99.4
	PFIZER INC
	SEGMENT/PRODUCT REVENUES
	FOURTH QUARTER 1999
(millions of dollars)

	***********QUARTER-TO-DATE************
	WORLDWIDE			U.S.			INTERNATIONAL
	1999	1998	% Chg	1999	1998	% Chg	1999	1998	% Chg
TOTAL REVENUES	7,534	6,551	15	4,581	3,791	21	2,953	2,760	7

PHARMACEUTICALS	6,113	5,221	17	3,896	3,175	23	2,217	2,046	8
TOTAL HUMAN PHARMACEUTICALS	5,598	4,744	18	3,649	2,978	23	1,949	1,766	10
- CARDIOVASCULAR DISEASES	2,485	1,963	27	1,483	1,154	29	1,002	809	24
LIPITOR	1,134	719	58	809	521	55	325	198	64
NORVASC	807	710	14	364	317	15	443	393	13
CARDURA	213	183	16	92	81	13	121	102	18
ACCUPRIL/ACCURETIC	136	116	17	74	58	29	62	58	6
PROCARDIA XL	138	169	(18)	138	169	(18)	0	0	---
- INFECTIOUS DISEASES	1,032	1,019	1	672	617	9	360	402	(10)
ZITHROMAX	449	372	21	377	298	27	72	74	(3)
DIFLUCAN	276	245	13	134	116	16	142	129	10
VIRACEPT	123	158	(22)	123	111	11	0	47	(100)
TROVAN	(5)	55	---	(3)	50	---	(2)	5	---
- CENTRAL NERVOUS SYSTEM DISORDERS	898	764	18	718	605	19	180	159	13
ZOLOFT	507	481	6	405	379	7	102	102	1
NEURONTIN	294	164	79	259	143	80	35	21	68
ARICEPT*	28	21	31	0	0	---	28	21	31
- DIABETES	211	273	(23)	202	263	(23)	9	10	(7)
GLUCOTROL XL	67	58	16	63	55	14	4	3	57
REZULIN	135	203	(33)	135	202	(33)	0	1	(41)
- ALLERGY	134	108	24	134	107	25	0	1	(50)
ZYRTEC	133	107	24	133	106	25	0	1	(50)
- VIAGRA	277	233	19	161	128	25	116	105	11
- ALLIANCE REVENUE (Aricept and Celebrex)	214	28	652	197	28	599	17	0	M+
- CAPSUGEL	101	95	6	43	41	7	58	54	6
- ANIMAL HEALTH	414	382	9	204	156	31	210	226	(7)

CONSUMER PRODUCTS	1,421	1,330	7	685	616	11	736	714	3
- CONSUMER HEALTH CARE PRODUCTS	642	588	9	399	353	13	243	235	3
- CONFECTIONERY PRODUCTS	527	504	4	203	191	6	324	313	3
- SHAVING PRODUCTS	201	189	6	62	53	17	139	136	2
- TETRA	51	49	4	21	19	7	30	30	1

 * - Represents direct sales under license agreement with Eisai Co., Ltd.

M+ - Change greater than one thousand percent.

Restated to reflect the merger with Warner-Lambert Company in June 2000, which was accounted for as a pooling of interests.

Certain amounts and percentages may reflect rounding adjustments.

Certain prior year data have been reclassified to conform to the current year presentation.